For further information, contact:

Michael Hara	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 566-5150
mhara@nvidia.com	rsherbin@nvidia.com

 FOR IMMEDIATE RELEASE

NVIDIA REPORTS FINANCIAL RESULTS FOR FIRST QUARTER FISCAL YEAR 2010

Company grows revenue 38 percent and reduces inventory days from 144 to 64 compared with prior quarter
SANTA CLARA, CA—MAY 7, 2009—NVIDIA Corporation today reported financial results for the first quarter of fiscal 2010 ended April 26, 2009.

For the first quarter of fiscal 2010, revenue was $664.2 million compared with $1.2 billion for the first quarter of fiscal 2009, a decrease of 42 percent.

During the first quarter of fiscal 2010, NVIDIA recorded a non-recurring charge of $140.2 million in connection with a previously announced cash tender offer to purchase employee stock options. This charge represents stock-based compensation expense associated with the stock options that were tendered, plus associated payroll taxes and professional fees.

NVIDIA’s results for the first quarter of fiscal 2010, computed in accordance with U.S. generally accepted accounting principles (GAAP), included a net loss of $201.3 million, or $0.37 per share.  Non-GAAP net loss for the first quarter of fiscal 2010, which excludes recurring stock-based compensation charges, the non-recurring charge related to the tender offer, and the associated tax impact of these items, was $46.7 million, or $0.09 per share.

“We made good progress managing expenses and significantly reducing inventory, while continuing to invest in our growth strategies,” said Jen-Hsun Huang, president and CEO of NVIDIA.  “The GPU is ever-more central to our computing experience.  There’s a rapidly growing number of applications that rely on the GPU, and the industry is gearing up to launch the next generation operating systems that adopt GPU computing.”

First Quarter Fiscal 2010 and Recent Highlights:

•	Revenue grew 38 percent sequentially from fourth quarter fiscal 2009. Inventory decreased from 144 to 64 days sequentially.

•
NVIDIA grew share, for the second consecutive quarter, in the total desktop standalone GPU segment from 63 percent to 69 percent from the fourth quarter of calendar 2008 to the first quarter of calendar 2009, as reported in Mercury Research’s First Quarter PC Graphics Report 2009.

•
NVIDIA and Acer set a new standard for small PCs with the introduction of the world’s first NVIDIA® ION™ platform, the Acer AspireRevo.  No larger than a typical hardcover book, the AspireRevo is a fully capable desktop with advanced graphics and impressive multimedia features.

•
NVIDIA released its OpenCL™ driver and software development kit to developers participating in its OpenCL software Early Access Program.  NVIDIA is the first company to release OpenCL drivers to developers.

•
NVIDIA was first to demonstrate DirectX Compute on Microsoft Windows 7 at the Game Developers Conference.  The upcoming DirectX Compute API for Vista and Windows 7 supports NVIDIA’s current DX10 GPUs, as well as the company’s future DX11 GPUs.

•	NVIDIA demonstrated the NVIDIA Tegra™ 600 Series computer-on-a-chip that enables an always-on, always-connected HD netbook that can go days between battery charges.

•
NVIDIA launched five new consumer applications accelerated by the CUDA™ architecture on NVIDIA GPUs – Super LoiloScope Mars (video editing); ArcSoft SimHD (DVD image enhancement); Nero Move It and Cyberlink MediaShow Espresso (video format conversion); and Motion DSP vReveal (real-time video quality enhancement).

•
NVIDIA and GeoStar, a leading Chinese geophysical services provider, unveiled the launch of a new Tesla-based hardware and seismic software suite that dramatically accelerates the performance of complex seismic data computation for oil and gas companies in China.

•
NVIDIA and BNP Paribas’ Corporate and Investment Banking division recently replace 500 traditional CPU cores with a smaller cluster consisting of CPU servers and two Tesla S1070 systems, which require one-tenth the power.  Taking into account the dramatic acceleration achieved using Tesla GPUs, the division is using 190-times less electricity than before.

•
NVIDIA announced that Harvard University has been recognized as a CUDA Center of Excellence for its commitment to teaching GPU Computing and its integration of CUDA-enabled GPUs for a host of science and engineering research projects.

Conference Call and Web Cast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2010 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (212) 231-2900. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at www.streetevents.com. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its second quarter fiscal 2010.

Non-GAAP Measures
To supplement the Company’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude a non-recurring charge related to previously-announced tender offer, recurring stock-based compensation charges, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. We believe the presentation of our non-GAAP financial measures enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA (Nasdaq: NVDA) is the world leader in visual computing technologies and the inventor of the GPU, a high-performance processor which generates breathtaking, interactive graphics on workstations, personal computers, game consoles, and mobile devices. NVIDIA serves the entertainment and consumer market with its GeForce® products, the professional design and visualization market with its Quadro® products, and the high-performance computing market with its Tesla™ products. NVIDIA is headquartered in Santa Clara, California and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: the impact of the GPU on the computing experience; and the impact and benefits of our products and technologies, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: development of faster or more efficient technology; the impact of technological development and competition; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including our Form 10-K for the fiscal year ended January 25, 2009. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

# # #

Copyright © 2009 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, PhysX, GeForce 3D Vision, CUDA, ION and Tegra  are registered trademarks and/or trademarks of NVIDIA Corporation in the United States and other countries. All other company and/or product names may be trade names, trademarks, and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	April 27,
	2009	2008
Revenue	$664,231	$1,153,388
Cost of revenue	463,123	638,545
Cost of revenue related to stock option purchase (A)	11,412	-
Gross profit	189,696	514,843
Operating expenses:
Research and development	211,341	218,830
Sales, general and administrative	80,491	93,034
Stock option purchase (A)	128,829	-
Total operating expenses	420,661	311,864
Operating income (loss)	(230,965)	202,979
Interest and other income, net	6,144	10,039
Income (loss) before income tax expense	(224,821)	213,018
Income tax expense (benefit) (B)	(23,483)	36,213
Net income (loss)	$(201,338)	$176,805

Basic net income (loss) per share	$(0.37)	$0.32

Diluted net income (loss) per share	$(0.37)	$0.30

Shares used in basic per share computation	542,307	555,673

Shares used in diluted per share computation	542,307	591,989

(A) The $140,241 stock option purchase charge for the three months ended April 26, 2009 relates to personnel associated with cost of revenue (for manufacturing personnel), research and development, and sales, general and administrative of $11,412, $90,456, and $38,373, respectively, pursuant to a tender offer to purchase certain outstanding employee stock options.

(B) The income tax expense (benefit) rate for the three months ended April 26, 2009 and April 27, 2008 was (10.4) % and 17.0%, respectively.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 26,	April 27,
	2009	2008
GAAP gross profit	$189,696	$514,843
as a percent of GAAP revenue	28.6%	44.6%
Stock-based compensation expense included in cost of revenue (A)	2,230	3,136
Stock option purchase charge related to cost of revenue (B)	11,412	-
Non-GAAP gross profit	$203,338	$517,979
as a percent of GAAP revenue	30.6%	44.9%

GAAP operating expenses	$420,661	$311,864
Stock-based compensation expense (A)	(31,883)	(38,988)
Stock option purchase charge related to operating expenses (B)	(128,829)	-
Non-GAAP operating expenses	$259,949	$272,876

GAAP net income (loss)	$(201,338)	$176,805
Stock-based compensation expense (A)	34,113	42,124
Stock option purchase charge (B)	140,241	-
Income tax impact of non-GAAP adjustments	(19,690)	(7,161)
Non-GAAP net income (loss)	$(46,674)	$211,768

Diluted net income (loss) per share
GAAP	$(0.37)	$0.30
Non-GAAP	$(0.09)	$0.36

Shares used in GAAP diluted net income (loss) per share computation	542,307	591,989
Cumulative impact of non-GAAP adjustments (C)	-	(10,653)
Shares used in non-GAAP diluted net income (loss) per share computation	542,307	581,336

GAAP net cash flow provided by operating activities	$142,128	$145,245
Purchase of property and equipment and intangible assets	(20,777)	(202,173)
Free cash flow	$121,351	$56,928

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended
	April 26, 2009	April 27, 2008
Cost of revenue	$2,230	$3,136
Research and development	$21,270	$24,534
Sales, general and administrative	$10,613	$14,454

(B) During the three-months ended April 26, 2009, the Company completed a tender offer to purchase an aggregate of 28.5 million outstanding stock options for a total cash payment of $78.1 million.  As a result of the tender offer the Company incurred a charge of $140.2 million, consisting of the remaining unamortized stock-based compensation expenses associated with the unvested portion of the options tendered in the offer, stock-based compensation expense resulting from amounts paid in excess of the fair value of the underlying options, plus associated payroll taxes and professional fees.  The $140.2 million stock option purchase charge for the three months ended April 26, 2009 relates to personnel associated with cost of revenue (for manufacturing personnel), research and development, and sales, general and administrative of $11.4 million, $90.5 million, and $38.3 million, respectively.

(C) Reflects an adjustment to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 26,	January 25,
	2009	2009
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,338,147	$1,255,390
Accounts receivable, net	304,393	318,435
Inventories	327,259	537,834
Prepaid expenses and other current assets	50,885	56,299
Total current assets	2,020,684	2,167,958
Property and equipment, net	601,053	625,798
Goodwill	369,844	369,844
Intangible assets, net	142,446	147,101
Deposits and other assets	44,677	40,026
Total assets	$3,178,704	$3,350,727

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$226,114	$218,864
Accrued liabilities and other current liabilities	476,058	559,727
Total current liabilities	702,172	778,591
Other long-term liabilities	132,305	151,850
Capital lease obligations, long term	25,351	25,634
Stockholders' equity	2,318,876	2,394,652
Total liabilities and stockholders' equity	$3,178,704	$3,350,727